Exhibit 99.1

Benefitfocus, Inc. 843-981-8898 pr@benefitfocus.com Investor Relations: Patti Leahy 843-981-8899 ir@benefitfocus.com

Benefitfocus Announces Second Quarter 2020 Financial Results

Financial performance exceeded high end of revenue and adjusted EBITDA guidance

Strong execution and continued innovation positions company for long-term growth and value creation

Charleston, S.C. – August 5, 2020 – Benefitfocus, Inc. (NASDAQ: BNFT), a technology platform driving rapid innovation for employers and health plans, today announced its second quarter 2020 financial results.

“Benefitfocus delivered a strong quarter including enhanced profitability and liquidity. I am extremely proud of our team for delivering these results, particularly in the context of a challenging environment that was unthinkable just six months ago,” said Ray August, President and Chief Executive Officer of Benefitfocus. “Our team is executing well and delivering high-impact solutions for our customers and partners. As the world becomes more focused than ever on improving health outcomes, we have strengthened our resolve and commitment to our mission to transform our industry and improve lives with benefits.”

Steve Swad, Chief Financial Officer said, “We swiftly adjusted our cost base during the quarter in response to COVID-19, and at the same time substantially strengthened our cash position through an $80 million strategic investment from BuildGroup LLC. Our strong execution in the quarter allowed us to increase our profitability and cash flow outlook for the year, while also investing in automation and platform innovation to drive sustainable long-term growth.”

Highlights include:

•	Exceeded high end of Q2 revenue and adjusted EBITDA guidance;
•	Increased full year 2020 adjusted EBITDA and free cash flow guidance on strength of Q2 operating performance;
•	Closed $80 million investment by BuildGroup LLC, substantially strengthening the company’s balance sheet;
•	Won new health plan customer, Medica, to enable digital transformation and deliver a modern enrollment solution;
•	Enhanced our platform’s mobile and communication capabilities to streamline the enrollment experience, reduce administrative burden and increase customer engagement; and
•	Added insurance innovator Haven Life to Benefit Catalog, the industry’s leading marketplace for voluntary benefits.

Second Quarter 2020 Financial Highlights

Revenue

•	Total revenue was $62.2 million, a decrease of 9% compared to the second quarter of 2019.
•	Software services was $49.9 million, a decrease of 6% compared to the second quarter of 2019. Software services comprise subscription and platform revenue.
o	Subscription revenue was $43.8 million, a decrease of 8% compared to the second quarter of 2019.
o	Platform revenue was $6.1 million, an increase of 13% compared to the second quarter of 2019.

•	Professional services revenue was $12.3 million, a decrease of 21% compared to the second quarter of 2019.

Net Loss

•

GAAP net loss was ($11.9) million, compared to ($14.9) million in the second quarter of 2019. GAAP net loss per share was ($0.38), based on 32.1 million basic and diluted weighted average common shares outstanding, compared to ($0.46) for the second quarter of 2019, based on 32.6 million basic and diluted weighted average common shares outstanding.

Non-GAAP Net Loss and Adjusted EBITDA

•

Non-GAAP net loss was ($7.8) million compared to ($10.0) million in the second quarter of 2019. Non-GAAP net loss per share was ($0.26) and ($0.31) in the second quarter of 2020 and 2019, respectively, based on 32.1 million and 32.6 million basic and fully diluted weighted average common shares outstanding for the second quarter of 2020 and 2019, respectively.

•	Adjusted EBITDA was $9.3 million, compared to roughly breakeven in the second quarter of 2019.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Balance Sheet

•	Cash and cash equivalents at June 30, 2020 totaled $183.5 million, compared to $114.7 million at the end of the first quarter of 2020.
•

During the second quarter of 2020, the company repurchased approximately 36,000 shares of its common stock at a total cost of approximately $285,000, representing an average price per share of approximately $7.98.

•

Since initiating its share repurchase program last quarter, the company has repurchased slightly more than 1.1 million shares of its common stock for approximately $9.7 million, representing an average repurchase price of $8.71 per share.

Updated Business Outlook

Based on information available as of August 5, 2020, Benefitfocus is providing guidance for the third quarter and full year 2020 as indicated below.

Third Quarter 2020:

•	Total revenue is expected to be in the range of $59 million to $62 million.
•	Non-GAAP net loss is expected to be in the range of ($6) million to ($3) million, or ($0.21) to ($0.12) per share, based on 32.3 million basic and diluted weighted average common shares outstanding.
•	Adjusted EBITDA is expected to be in the range of $6 million to $9 million.

Full Year 2020:

•	Total revenue is expected to be in the range of $260 million to $270 million.
•	Non-GAAP net loss is expected to be in the range of ($16) million to ($11) million, or ($0.59) to ($0.44) per share, based on 32.3 million basic and diluted weighted average common shares outstanding.
•	Adjusted EBITDA is expected to be in the range of $35 million to $40 million.
•	Free cash flow is expected to be in the range of $10 million to $20 million.

Adjusted EBITDA and free cash flow guidance excludes the impact of restructuring charges.

Management has not reconciled forward-looking non-GAAP net loss, adjusted EBITDA or free cash flow to their most directly comparable GAAP measure of GAAP net loss or GAAP operating cash flows. This is because we cannot predict with reasonable certainty the ultimate outcome of the various necessary GAAP components of such reconciliations, including, for example, those related to compensation, acquisition transactions and integration, or others that may arise during the year, without unreasonable effort. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts. See below for additional important disclosures regarding our non-GAAP financial measures.

Conference Call Details:

In conjunction with this announcement, Benefitfocus will host a conference call to discuss the company’s financial results and business outlook on Wednesday, August 5, 2020, at 5:00 p.m. ET. To access this call, dial (877) 407-9208 (domestic) or (201) 493-6784 (international). A live webcast of the conference call will be available on the Investor Relations page of the company’s website at http://investor.benefitfocus.com/. After the conference call, a replay will be available until August 12, 2020, and can be accessed by dialing (844) 512-2921 (domestic) or (412) 317-6671 (international) with passcode 13706867.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) unifies the entire U.S. benefits industry on a single technology platform to protect consumers' health, wealth, property and lifestyle. Our powerful cloud-based software, data-driven insights and thoughtfully-designed services, enable employers, insurance brokers, carriers and suppliers to simplify the complexity of benefits administration and deliver a world-class benefits experience. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including non-GAAP gross profit, operating loss, net loss/income, net loss/income per common share, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP gross profit, operating loss/income, net loss/income and net loss/income per common share exclude stock-based compensation expenses, amortization of acquisition-related intangible assets, transaction and acquisition-related costs expensed, if any, restructuring charges, if any, and costs not core to our business, if any. We define adjusted EBITDA as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense, expense related to the impairment of goodwill and intangible assets, transaction and acquisition-related costs expensed, restructuring charges and costs not core to our business. We define free cash flow as cash used in operating activities less capital expenditures, adjusted to eliminate restructuring charges. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, their inclusion should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic; our continuing losses and need to achieve GAAP profitability; fluctuations in our financial results; our ability to maintain our culture, retain and motivate qualified personnel; the immature and volatile market for our products and services; risks related to changing healthcare and other applicable regulations; risks associated with acquisitions; cyber-security risks; the need to innovate and provide useful products and services; our ability to compete effectively; privacy, security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.

Benefitfocus, Inc.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$62,174	$68,579	$128,328	$136,878
Cost of revenue(1)(2)(3)	30,397	32,802	64,309	65,654
Gross profit	31,777	35,777	64,019	71,224
Operating expenses:(1)(2)(3)
Sales and marketing	11,828	19,318	27,458	38,937
Research and development	11,045	14,461	22,813	27,551
General and administrative	9,381	11,785	19,896	23,581
Restructuring costs	5,616	–	5,616	–
Total operating expenses	37,870	45,564	75,783	90,069
Loss from operations	(6,093)	(9,787)	(11,764)	(18,845)
Other income (expense):
Interest income	97	762	523	1,422
Interest expense	(5,862)	(5,837)	(11,753)	(11,651)
Other (expense) income	2	(73)	7	(64)
Total other expense, net	(5,763)	(5,148)	(11,223)	(10,293)
Loss before income taxes	(11,856)	(14,935)	(22,987)	(29,138)
Income tax expense	6	3	11	9
Net loss	(11,862)	(14,938)	(22,998)	(29,147)
Preferred dividends	(462)	–	(462)	–
Net loss available to common stockholders	$(12,324)	$(14,938)	$(23,460)	$(29,147)
Comprehensive loss	$(12,324)	$(14,938)	$(23,460)	$(29,147)

Net loss per common share:
Basic and diluted	$(0.38)	$(0.46)	$(0.73)	$(0.90)
Weighted-average common shares outstanding:
Basic and diluted	32,058,387	32,613,718	32,348,673	32,336,864

(1) Stock-based compensation included in above line items:
Cost of revenue	$633	$691	$1,300	$1,590
Sales and marketing	594	(12)	1,474	1,674
Research and development	590	718	932	1,910
General and administrative	1,506	2,322	3,294	4,912

(2) Amortization of acquired intangible assets included in above line items:
Cost of revenue	$323	$308	$640	$407
Sales and marketing	83	113	174	149
Research and development	114	131	223	171
General and administrative	48	53	100	68

(3) Transaction and acquisition-related costs expensed included in above line items:
General and administrative	$215	$360	$407	$1,002

Benefitfocus, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of June 30, 2020	As of December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$183,496	$130,976
Accounts receivable, net	29,872	33,754
Contract, prepaid and other current assets	17,851	21,523
Total current assets	231,219	186,253
Property and equipment, net	31,430	28,669
Financing lease right-of-use assets	73,372	78,520
Operating lease right-of-use assets	1,529	1,715
Intangible assets, net	11,530	12,667
Goodwill	12,857	12,857
Deferred contract costs and other non-current assets	10,263	11,002
Total assets	$372,200	$331,683
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$6,648	$9,563
Accrued expenses	6,526	10,526
Accrued compensation and benefits	11,107	15,246
Deferred revenue, current portion	31,020	33,429
Lease liabilities and financing obligations, current portion	6,536	6,871
Total current liabilities	61,837	75,635
Deferred revenue, net of current portion	4,638	5,079
Convertible senior notes	193,843	187,949
Lease liabilities and financing obligations, net current portion	82,294	88,572
Other non-current liabilities	2,000	92
Total liabilities	344,612	357,327
Commitments and contingencies
Redeemable preferred stock:
Series A preferred stock, par value $0.001, 5,000,000 shares authorized, 1,777,778 and 0 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively, liquidation preference $45 per share as of June 30, 2020	79,193	–
Stockholders' deficit:
Common stock, par value $0.001, 50,000,000 shares authorized, 32,175,444 and 32,788,980 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	32	33
Additional paid-in capital	423,122	426,025
Accumulated deficit	(474,759)	(451,702)
Total stockholders' deficit	(51,605)	(25,644)
Total liabilities, redeemable preferred stock and stockholders' deficit	$372,200	$331,683

Benefitfocus, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net loss	$(22,998)	$(29,147)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	12,105	10,949
Stock-based compensation expense	7,000	10,086
Accretion of interest on convertible senior notes	5,894	5,541
Interest accrual on finance lease liabilities	44	–
Rent expense (less than) in excess of payments	(16)	3
Provision for doubtful accounts	111	265
Changes in operating assets and liabilities:
Accounts receivable, net	3,711	(10,671)
Contract, prepaid and other current assets	3,672	(476)
Deferred costs and other non-current assets	740	2,851
Accounts payable and accrued expenses	(7,318)	(4,085)
Accrued compensation and benefits	(4,139)	273
Deferred revenue	(2,850)	(6,004)
Other non-current liabilities	1,910	(46)
Net cash and cash equivalents used in operating activities	(2,134)	(20,461)
Cash flows from investing activities
Business combination, net of cash acquired	–	(20,914)
Purchases of property and equipment	(7,075)	(7,401)
Net cash and cash equivalents used in investing activities	(7,075)	(28,315)
Cash flows from financing activities
Draws on revolving line of credit	10,000	–
Payments on revolving line of credit	(10,000)	–
Payments of debt issuance costs	(154)	(357)
Proceeds from issuance of preferred stock, net of issuance costs	79,840	–
Payments of preferred dividends	(462)	–
Repurchase of common stock	(9,667)	–
Proceeds from exercises of stock options and ESPP	225	134
Payments on financing obligations	(416)	(841)
Payments of principal on finance lease liabilities	(7,637)	(2,699)
Net cash and cash equivalents provided by (used in) financing activities	61,729	(3,763)
Net increase (decrease) in cash and cash equivalents	52,520	(52,539)
Cash and cash equivalents, beginning of period	130,976	190,928
Cash and cash equivalents, end of period	$183,496	$138,389

Supplemental disclosure of non-cash investing and financing activities
Property and equipment purchases in accounts payable and accrued expenses	$37	$437

Benefitfocus, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation from Gross Profit to Non-GAAP Gross Profit:
Gross profit	$31,777	$35,777	$64,019	$71,224
Amortization of acquired intangible assets	323	308	640	407
Stock-based compensation expense	633	691	1,300	1,590
Total net adjustments	956	999	1,940	1,997
Non-GAAP gross profit	$32,733	$36,776	$65,959	$73,221

Reconciliation from Operating Loss to Non-GAAP Operating Loss:
Operating loss	$(6,093)	$(9,787)	$(11,764)	$(18,845)
Amortization of acquired intangible assets	568	605	1,137	795
Stock-based compensation expense	3,323	3,719	7,000	10,086
Transaction and acquisition-related costs expensed	215	360	407	1,002
Costs not core to our business	—	266	—	586
Total net adjustments	4,106	4,950	8,544	12,469
Non-GAAP operating loss	$(1,987)	$(4,837)	$(3,220)	$(6,376)

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(11,862)	$(14,938)	$(22,998)	$(29,147)
Depreciation	3,926	3,690	7,722	7,657
Amortization of software development costs	1,727	1,319	3,246	2,497
Amortization of acquired intangible assets	568	605	1,137	795
Interest income	(97)	(762)	(523)	(1,422)
Interest expense	5,862	5,837	11,753	11,651
Income tax expense	6	3	11	9
Stock-based compensation expense	3,323	3,719	7,000	10,086
Transaction and acquisition-related costs expensed	215	360	407	1,002
Restructuring costs	5,616	—	5,616	—
Costs not core to our business	—	266	—	586
Total net adjustments	21,146	15,037	36,369	32,861
Adjusted EBITDA	$9,284	$99	$13,371	$3,714

Reconciliation from Net Loss to Non-GAAP Net Loss:
Net loss	$(11,862)	$(14,938)	$(22,998)	$(29,147)
Amortization of acquired intangible assets	568	605	1,137	795
Stock-based compensation expense	3,323	3,719	7,000	10,086
Transaction and acquisition-related costs expensed	215	360	407	1,002
Costs not core to our business	—	266	—	586
Total net adjustments	4,106	4,950	8,544	12,469
Non-GAAP net loss	$(7,756)	$(9,988)	$(14,454)	$(16,678)

Calculation of Non-GAAP Earnings Per Share:
Non-GAAP net loss	$(7,756)	$(9,988)	$(14,454)	$(16,678)
Preferred dividends	(462)	—	(462)	—
Non-GAAP net loss available to common stockholders	$(8,218)	$(9,988)	$(14,916)	$(16,678)

Weighted average shares outstanding - basic and diluted	32,058,387	32,613,718	32,348,673	32,336,864
Shares used in computing non-GAAP net loss per share - basic and diluted	32,058,387	32,613,718	32,348,673	32,336,864
Non-GAAP net loss per common share - basic and diluted	$(0.26)	$(0.31)	$(0.46)	$(0.52)